UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2023

Moatable, Inc.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-35147

Cayman Islands	45 West Buchanan Street, Phoenix, Arizona, 85003	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(833) 258-7482
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 45 Class A ordinary shares	MTBL	The New York Stock Exchange
Class A ordinary shares, par value $0.001 per share*	MTBL	The New York Stock Exchange

* Not for trading, but only in connection with the listing on The New York Stock Exchange of American depositary shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023, Moatable, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with SoftBank Group Capital Limited (“SoftBank”), pursuant to which the Company repurchased from SoftBank 117,388,451 Class A ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”), for a total purchase price of US$2,459,461.83(the foregoing transaction, the “Share Repurchase”), or approximately US$0.94 per ADS (each ADS is equivalent to 45 Ordinary Shares). The Company used cash on hand for the Share Repurchase and retired the Ordinary Shares purchased in the Share Repurchase. After the Share Repurchase, SoftBank is no longer a shareholder of the Company.

The Share Repurchase was made pursuant to the Company’s current share repurchase program as previously approved by the board of directors of the Company (the “Board”). The repurchase program, as modified, currently authorizes share repurchases of up to US$15 million and will expire on December 31, 2024. Following the Share Repurchase, approximately US$2.5 million remains available under the current Board authorization for further repurchases, from time to time as conditions allow, on the open market or through privately negotiated transactions.

The foregoing description of the Share Repurchase Agreement contained herein is qualified in its entirety by reference to the Share Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Repurchase Agreement, dated December 29, 2023, between Moatable, Inc. and Softbank Group Capital Limited (certain identified information has been excluded from the exhibit because it is both (i) not material, and (ii) is the type that the registrant treats as private or confidential)
104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOATABLE, INC.

		By:	/s/ Michael Schifsky
Date:	January 2, 2024		Michael Schifsky
Interim Chief Financial Officer